UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 7, 2014, Edmund F. Taylor gave notice of his decision not to stand for re-election as a member of the Board of Directors of Walker & Dunlop, Inc. (the “Company”) at the end of his current term, which expires at the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”). Mr. Taylor’s decision not to stand for re-election was based on Column Guaranteed LLC, an indirect subsidiary of Credit Suisse AG, no longer having a right to nominate a director for election to the Company’s board under the terms of the Voting Agreement dated as of June 7, 2012, by and among the Company, Walker & Dunlop, LLC, Column Guaranteed LLC and CW Financial Services, LLC, due to a reduction in its share ownership of the Company well below the 10% threshold, and Mr. Taylor’s desire to devote more time to his other professional activities. Mr. Taylor will continue to serve the remainder of his term as a director until the 2014 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: February 12, 2014	By:	/s/ Richard M. Lucas
Name: Richard M. Lucas
Title: Executive Vice President, General Counsel & Secretary